UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

Financial Institutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	0-26481	16-0816610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 786-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FISI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2019, Michael D. Grover, 47, was appointed Senior Vice President, Director of Financial Planning & Analysis and Tax of Five Star Bank (the “Bank”), subsidiary of Financial Institutions, Inc. (the “Company”).  Mr. Grover previously served as Senior Vice President, Chief Accounting Officer, Financial Reporting and Tax Manager of the Company and the Bank since 2013.  In connection with the new appointment, Mr. Grover relinquished his role and responsibilities as Chief Accounting Officer and principal accounting officer of the Company.

Also on May 22, 2019, Sonia M. Dumbleton, 57, Senior Vice President, Controller of the Bank since 2006, was designated principal accounting officer of the Company.  In this role, she is responsible for external financial reporting and compliance with Securities and Exchange Commission disclosure obligations.  From 2013 to 2018, Ms. Dumbleton also served as Corporate Secretary of the Company and the Bank.

There is no other arrangement or understanding between Ms. Dumbleton and any other persons as it relates to her designation as principal accounting officer.  Ms. Dumbleton has no family relationships with any of our directors or executive officers, and she has not been a participant, or had any interest, in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, since the beginning of the Company’s last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

Date: May 24, 2019	By:	/s/ Justin K. Bigham
Executive Vice President, Chief Financial Officer
and Treasurer